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
                                                             12 WEEKS ENDED              28 WEEKS ENDED
                                                       -------------------------------------------------------
                                                        OCTOBER 5,    OCTOBER 6,    OCTOBER 5,     OCTOBER 6,
                                                           1997          1996          1997           1996
                                                       -------------------------------------------------------
PRIMARY:

  NET EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY)      2,891,428     3,041,327   $ 8,960,378    $ 8,075,250
                                                       =======================================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                      8,476,605     8,470,358     8,389,769      8,451,077
                                                       ======================================================

  PRIMARY EARNINGS PER SHARE                                 $0.34         $0.36         $1.07          $0.96
                                                       ======================================================

FULLY DILUTED:

  NET EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY)    $ 2,891,428   $ 3,041,327   $ 8,960,378    $ 8,075,250

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                               $663,764      $586,284   $ 2,118,773    $ 1,958,642

                                                       ------------------------------------------------------
  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK         $ 3,555,192   $ 3,627,611   $11,079,151    $10,033,892
                                                       ======================================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                      8,553,284     8,470,358     8,524,148      8,451,077

     SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE
       SUBORDINATED DEBENTURES                           2,316,602     2,316,602     2,316,602      2,316,602

                                                       ------------------------------------------------------
                                                        10,869,886    10,786,960    10,840,750     10,767,679
                                                       ======================================================

   FULLY DILUTED EARNINGS PER SHARE                          $0.33         $0.34         $1.02          $0.93
                                                       ======================================================